UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT


Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 18, 1995

                                  CPB Inc.
(Exact name of registrant as specified in its charter)

          Hawaii                     0-10777                99-0212597
(Name or other jurisdiction        (Commission            (IRS Employer
     of incorporation)             File Number)        Identification No.)

  220 South King Street, Honolulu, Hawaii                     96813
  (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code       (808)544-0500

                                    None
(Former name or former address, if changed since last report.)




























Item 5.  Other Events

The board of directors of CPB Inc. (the "Company") announced the retirement of Mr. Yoshiharu Satoh, chairman of the board and chief executive officer, effective January 1, 1996. Mr. Satoh will also retire from his position as chairman of the board and chief executive officer of Central Pacific Bank (the "Bank"), a wholly-owned subsidiary of the Company. Mr. Joichi Saito, president of the Company, will succeed Mr. Satoh as chairman and chief executive officer of the Company and the Bank. Mr. Naoaki Shibuya, executive vice president, will succeed Mr. Saito as president of the Company and president and chief operating officer of the Bank.

Yoshiharu Satoh, age 66, joined the organization in 1972 and has served as the Company's chairman of the board since 1990 and chief executive officer since 1982. Mr. Satoh also served as chairman of the board of the Bank since 1988 and chief executive officer since 1978. After his retirement, Mr. Satoh will remain on the boards of directors of the Company and the Bank.

Joichi Saito, age 59, joined the organization in 1988 and has served as president of the Company since 1992. He has also served as president and chief operating officer of the Bank since 1989. Prior to joining the Company, Mr. Saito served as executive vice president of The Sumitomo Bank of California.

Naoaki Shibuya, age 53, joined the Company in 1993 as vice president and has served as executive vice president since 1995. He has also served as executive vice president of the Bank since 1993. Prior to joining the Company, Mr. Shibuya served as executive vice president of The Sumitomo Bank of California.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        CPB Inc.
                                                      (Registrant)



Date      September 18, 1995                  /s/ Joichi Saito
                                               Joichi Saito
                                               President